Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fate Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

3535 General Atomics Court, Suite 200
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 6, 2014

        The Annual Meeting of Stockholders of Fate Therapeutics, Inc. will be held on Friday, June 6, 2014 at 9:00 a.m. local time, at the offices of Fate Therapeutics, Inc., 3535 General Atomics Court, Suite 200, San Diego, CA 92121, for the following purposes:

  1.
  To elect two Class I directors, as nominated by the Board of Directors, to hold office until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Proposal 1 relates solely to the election of two Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

        The Board of Directors has fixed the close of business on Friday, April 18, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

        In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy over the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

        All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors
Fate Therapeutics, Inc.
Christian Weyer, M.D., M.A.S. President and Chief Executive Officer

San Diego, California
April 25, 2014

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, or to mark, sign and date and promptly return the proxy in the stamped return envelope provided with such materials. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

FATE THERAPEUTICS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 6, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the "Annual Meeting") of Fate Therapeutics, Inc. (the "Company"), a Delaware corporation, to be held at 9:00 a.m. local time on Friday, June 6, 2014 and at any adjournments or postponements thereof for the following purposes:

  •
  To elect two Class I directors, as nominated by the Board of Directors, to hold office until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  •
  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

  •
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Annual Meeting will be held at the offices of the Company, 3535 General Atomics Court, Suite 200, San Diego, CA 92121. The proxy statement and accompanying form of proxy will be mailed to stockholders on or about April 25, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 6, 2014.

This proxy statement and the Company's 2013 Annual Report are available electronically at www.astproxyportal.com/ast/18615.

Solicitation

        This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

        Only holders of record of our common stock as of the close of business on April 18, 2014 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 18, 2014, there were 20,498,428 shares of common stock issued and outstanding.

        A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

        To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of Ernst & Young LLP	Majority	Yes

        "Discretionary Voting Permitted" means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

        "Majority" means a majority of the votes properly cast for and against such matter.

        "Plurality" means a plurality of the votes properly cast on such matter. For the election of directors, the two nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

        The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

        Proposal One—Election of Directors.    If a quorum is present, the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote "FOR" all nominees, "WITHHOLD" for all nominees, or "WITHHOLD" for any nominee by specifying the name of the nominee on your proxy card. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

        Proposal Two—Approval of the Ratification of Ernst & Young LLP as Independent Registered Public Accountants.    Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote "FOR," "AGAINST" or "ABSTAIN" from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as "votes cast" with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as "votes cast" and will therefore have no effect on the proposal.

        We request that you vote your shares by proxy following the methods as instructed by the notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the Company's two (2) nominees as directors; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014; and (iii) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

        Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the notice of proxy materials. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Thursday, June 5, 2014. The notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

        If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

        Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company's Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to J. Scott Wolchko, Secretary, c/o Fate Therapeutics, Inc., at the address of our principal executive offices at 3535 General Atomics Court, Suite 200, San Diego, CA 92121. Our telephone number is (858) 875-1800. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

        Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may submit proposals to the Board of Directors to be presented at the 2015 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 25, 2014 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the "SEC"). A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 10, 2015.

        Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder's notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 6, 2015 and no later than March 8, 2015. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder's notice.

        The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class I expires. Two of our Class I directors will stand for re-election at the Annual Meeting. One of our Class I directors, Robert Nelsen, will not stand for re-election. Our Board of Directors is currently comprised of eight members. If both of the Class I director nominees are elected at the Annual Meeting of Stockholders, the composition of our Board of Directors will be as follows: Class I—Drs. Epstein and Mendlein; Class II—Mr. Enyedy, and Drs. Nashat and Rastetter; and Class III—Mr. Coughlin and Dr. Weyer.

        In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the 2017 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 1, 2014 are set forth below.

Name	Age	Position
Christian Weyer, M.D., M.A.S.	44	President, Chief Executive Officer and Director
William H. Rastetter, Ph.D.(1)(3)	65	Chairman of the Board
John D. Mendlein, Ph.D., J.D.	54	Vice Chairman of the Board
Timothy P. Coughlin(1)(2)	47	Director
Mark J. Enyedy(1)(2)	50	Director
Robert S. Epstein, M.D., M.S.(2)	58	Director
Amir Nashat, Sc.D.(3)	41	Director
Robert T. Nelsen(2)(4)	50	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

(4)
Mr. Nelsen will not stand for re-election at the Annual Meeting.

Nominees for Director

Class I:

        The persons listed below are nominated for election to Class I of the Board of Directors to serve a three-year term ending at the 2017 annual meeting of stockholders and until their successors are elected and qualified.

        The Board of Directors recommends that you vote FOR the following nominees.

        Robert S. Epstein, M.D., M.S. has served as a member of our Board of Directors since March 2014. Dr. Epstein is an epidemiologist and strategic consultant to life sciences companies and serves as a director on the boards of AVEO Pharmaceuticals, Inc., Illumina, Inc., a life sciences company, and Proteus Digital Health, Inc., a healthcare technology company. From August 2010 to April 2012, Dr. Epstein served as president of the Medco-UBC Division and Chief Research and Development

officer of Medco Health Solutions, Inc. ("Medco"), a managed healthcare company. In this role, Dr. Epstein was responsible for all of Medco's clinical research initiatives, including the Medco Research Consortium and United BioSource Corporation. Dr. Epstein served as Senior Vice President and Chief Medical Officer from 1997 to August 2010 at Medco and was appointed President of the Medco Research Institute in 2009. Before joining the private sector, Dr. Epstein was trained as an epidemiologist and held various positions in public health and academia. He is a past elected President of the International Society of Pharmacoeconomics and Outcomes Research and has served on the Board of Directors for the Drug Information Association. In 2008, Dr. Epstein was nominated and elected to the Federal CDC EGAPP (Evaluation of Genomic Applications in Practice & Prevention) Stakeholder Committee, and the AHRQ CERT (Centers for Education and Research on Therapeutics) Committee. Dr. Epstein holds a B.S. and an M.D. from the University of Michigan and an M.S. from the University of Maryland.

        The Board of Directors has determined that Dr. Epstein's extensive operating, commercial, and senior management experience in the biotechnology industry, as well as his expertise in health economics, qualifies him to serve as a member of our Board of Directors.

        John D. Mendlein, Ph.D., J.D. has served as our Vice Chairman of the Board since November 2011 and a director since April 2008. He also previously served as our Chief Executive Officer, as well as the founding Chairman of the Board and Chief Science Officer. Dr. Mendlein also serves as Executive Chairman and Chief Executive Officer of aTyr Pharma, Inc., a biopharmaceutical company, a position he has held since September 2011. He also holds board positions with Moderna Therapeutics and BIO (Biotechnology Industry Organization), including its emerging companies board. Dr. Mendlein previously served as the Chief Executive Officer of Adnexus Therapeutics, a biopharmaceutical company, from 2005 to 2008, which was purchased by Bristol-Myers Squibb (BMY) in 2008. Dr. Mendlein also served on the board of directors of Monogram Biosciences, Inc., an HIV and oncology diagnostic company that was acquired by Laboratory Corporation of America Holdings in 2009. Before that, he served as Chairman and Chief Executive Officer of Affinium Pharmaceuticals, Inc. from 2000 to 2005, and board member, General Counsel and Chief Knowledge Officer at Aurora Bioscience Corporation from August 1996 to September 2001. Dr. Mendlein holds a Ph.D. in physiology and biophysics from the University of California, Los Angeles, a J.D. from the University of California, Hastings College of the Law, and a B.S. in biology from the University of Miami.

        The Board of Directors has determined that Dr. Mendlein's extensive business and leadership experience in the biotechnology industry qualifies him to serve as a member of our Board of Directors.

Retiring Class I:

        The person listed below is retiring from the Board of Directors as of the Annual Meeting date and not standing for re-election at the Annual Meeting.

        Robert T. Nelsen has served as a member of our Board of Directors since September 2007. Mr. Nelsen was a co-founder of ARCH Venture Partners, a venture capital firm, and has served in various capacities for ARCH and affiliated entities since July 1986. He is currently a managing director of ARCH Venture Corporation. Mr. Nelsen is a director of Agios, Inc., Ikaria, Inc., Kythera Biopharmaceuticals, Inc., Sapphire Energy, Inc., Ensemble Therapeutics Corporation, Sage Therapeutics, Inc., Juno Therapeutics Inc., and Syros Pharmaceuticals Inc., among others, and serves as Chairman of the Board of Hua Medicine. Mr. Nelsen also serves as a Trustee of the Fred Hutchinson Cancer Research Institute, the Institute for Systems Biology, and is a director of the National Venture Capital Association. Mr. Nelsen previously served on the boards of Illumina, Inc., Caliper Life Sciences, Inc., Adolor Corporation, Receptos, Inc., NeurogesX, Inc. and entities affiliated with deCode

Genetics, Inc., among others. Mr. Nelsen holds an M.B.A. from the University of Chicago and a B.S. with majors in biology and economics from the University of Puget Sound.

        The Board of Directors has determined Mr. Nelsen is qualified to sit on our Board of Directors due to his extensive experience as an investor in, and director of, early stage biopharmaceutical and life sciences companies.

Continuing Directors

Class II: Currently Serving Until the 2015 Annual Meeting

        Mark J. Enyedy has served as a director since July 2012. Mr. Enyedy is Senior Vice President and Head of the Internal Medicine business unit for Shire plc, a biopharmaceutical company, a position he has held since August 2013. Prior to Shire, from September 2011 to July 2013, Mr. Enyedy served as Chief Executive Officer and director of Proteostasis Therapeutics, Inc., a biopharmaceutical company. Prior to Proteostasis, he served 15 years with Genzyme Corporation, a biotechnology company, most recently as President of the Transplant, Oncology and Multiple Sclerosis divisions. Before joining Genzyme, Mr. Enyedy was an associate in the business law department at Palmer & Dodge. Mr. Enyedy holds a J.D. from Harvard Law School and a B.S. in criminal justice from Northeastern University.

        The Board of Directors believes that Mr. Enyedy's extensive strategic, operational and business experience with life sciences companies qualifies him to serve as a member of our Board of Directors.

        Amir Nashat, Sc.D. has served as a director since September 2007. He is also a Managing General Partner at Polaris Venture Partners. He joined Polaris in April 2002 and focuses on investments in healthcare, consumer products and energy. Dr. Nashat currently represents Polaris as a director of Receptos, Inc. and as a director of BIND Therapeutics, Inc., as well as a director of several private companies. Additionally, Dr. Nashat has served as a director of Adnexus Therapeutics (acquired by Bristol-Myers Squibb) and other private companies. Dr. Nashat holds a Sc.D. in chemical engineering from the Massachusetts Institute of Technology with a minor in biology, and an M.S. and B.S. in materials science and mechanical engineering from the University of California, Berkeley.

        The Board of Directors believes that Dr. Nashat is qualified to serve on our Board of Directors due his extensive experience within the field of drug discovery and development, his broad leadership experience on various boards, and his financial expertise with life sciences companies.

        William H. Rastetter, Ph.D. has served as Chairman of the Board and a director since November 2011. From February 2012 to October 2012, he also served as our interim Chief Executive Officer. He is a Co-Founder of Receptos, Inc., a biopharmaceutical company, where he has been a director and Chairman of the Board since May 2009 and was Acting Chief Executive Officer from May 2009 to November 2010. Dr. Rastetter also serves as the Chairman of Illumina, Inc., as the Chairman of Neurocrine Biosciences, Inc., and as the lead outside director of Cerulean Pharma Inc., and as a director of Regulus Therapeutics, Inc. He also serves as a strategic advisor to Leerink Partners, a healthcare focused investment bank. Dr. Rastetter served as a Partner at the venture capital firm of Venrock from 2006 to February 2013. Prior to that, Dr. Rastetter was Executive Chairman of Biogen Idec, from the merger of the two companies (Biogen and Idec Pharmaceuticals) in 2003 through the end of 2005. He joined Idec Pharmaceuticals at its founding in 1986 and served as Chairman and Chief Executive Officer. Prior to Idec, he was Director of Corporate Ventures at Genentech, Inc. and also served in a scientific capacity at Genentech. Dr. Rastetter held various faculty positions at the Massachusetts Institute of Technology and Harvard University and was an Alfred P. Sloan Fellow. Dr. Rastetter holds a Ph.D. and M.A. in chemistry from Harvard University and an S.B. in chemistry from the Massachusetts Institute of Technology.

        The Board of Directors believes Dr. Rastetter is qualified to serve on our Board of Directors due to his extensive experience in the biotechnology industry, his broad leadership experience with Idec Pharmaceuticals and on several boards of pharmaceutical companies, and his experience with financial matters.

Class III: Currently Serving Until the 2016 Annual Meeting

        Timothy P. Coughlin has been a director since August 2013. He has served as Chief Financial Officer of Neurocrine Biosciences, Inc., a biopharmaceutical company, since September 2006, where he previously served as Vice President, Controller. Prior to joining Neurocrine in 2002, he was with Catholic Health Initiatives, a nationwide integrated healthcare delivery system, where he served as Vice President, Financial Services. Mr. Coughlin also served as a Senior Manager in the Health Sciences practice of Ernst & Young LLP and its predecessors from 1989 to 1999. Mr. Coughlin holds a master's degree in international business from San Diego State University and a bachelor's degree in accounting from Temple University. Mr. Coughlin is a certified public accountant in both California and Pennsylvania.

        The Board of Directors believes Mr. Coughlin is qualified to serve on our Board of Directors due to his extensive background in financial and accounting matters for public companies and his leadership experience in the biotechnology industry, including his position at Neurocrine.

        Christian Weyer, M.D., M.A.S. has served as our President and Chief Executive Officer and a director since October 2012. Dr. Weyer joined us after a 12-year tenure with Amylin Pharmaceuticals, Inc., a biopharmaceutical company, where he most recently served as Senior Vice President of Research and Development until the completion of Amylin's acquisition by Bristol-Myers Squibb in August 2012. During his tenure with Amylin, Dr. Weyer also served as Vice President of Medical Development and Vice President of Corporate Development. Prior to joining Amylin, he spent three years, from 1997 to 2000, with the National Institutes of Health, NIDDK, in Phoenix, Arizona, where he conducted clinical research on the pathogenesis of obesity and type 2 diabetes. Dr. Weyer holds an M.D. from the University of Düsseldorf, Germany, and a postdoctoral M.A. in clinical research from the University of California, San Diego.

        The Board of Directors believes Dr. Weyer's extensive leadership, executive, managerial, business and pharmaceutical company experience qualifies him to serve as a member of our Board of Directors. In addition, Dr. Weyer's day-to-day management and intimate knowledge of our business and operations provide our Board with an in-depth understanding of the Company.

Board of Directors' Role in Risk Management

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

        We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

        During 2013, the Board of Directors held a total of nine meetings. All directors attended at least 75% of the total number of Board meetings and all directors, except Mr. Nelsen, attended at least 75% of the total number of meetings of Board committees on which the director served during the time he served on the Board or such committees. Mr. Nelsen did not attend the one Audit Committee meeting held during the time he served on the Audit Committee during the fiscal year ended December 31, 2013.

        Our Board of Directors has determined that all of our directors, except for Dr. Mendlein and Dr. Weyer, are independent, as determined in accordance with the rules of The NASDAQ Stock Market ("NASDAQ") and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and, where applicable, the transactions involving them described below under "Certain Relationships and Related Transactions." In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

        The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current NASDAQ listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. Copies of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.fatetherapeutics.com.

  Audit Committee

        Mr. Coughlin, Mr. Enyedy and Dr. Rastetter currently serve on the Audit Committee, which is chaired by Mr. Coughlin. Our Board of Directors has designated Mr. Coughlin as an "Audit Committee financial expert," as defined under the applicable rules of the SEC. The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  recommending, based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

  •
  reviewing quarterly earnings releases.

        During 2013, the Audit Committee held two meetings.

  Compensation Committee

        Mr. Coughlin, Mr. Enyedy, Dr. Epstein and Mr. Nelsen currently serve on the Compensation Committee, which is chaired by Mr. Enyedy. Dr. Epstein joined the Compensation Committee upon his appointment to the Board of Directors in March 2014. The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

  •
  evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending the compensation of our Chief Executive Officer to the Board of Directors for approval;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing and establishing our overall management compensation, philosophy and policy;

  •
  overseeing and administering our compensation and similar plans;

  •
  evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable NASDAQ and SEC rules;

  •
  retaining and approving the compensation of any compensation advisers;

  •
  reviewing and approving our policies and procedures for the grant of equity-based awards; and

  •
  reviewing and making recommendations to the Board of Directors with respect to director compensation.

        Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee engaged Radford as a compensation consultant in 2013. The Compensation Committee instructed the consultant to develop a peer group of companies to assess the competitiveness of the executive, equity and Board of Directors compensation programs and to review the Company's equity program and broader equity practices. Our Compensation Committee plans to retain a consultant to provide similar information and advice in future years for consideration in establishing annual salary increases and additional equity grants. We do not believe the retention of, and the work performed by, Radford creates any conflict of interest.

        During 2013, the Compensation Committee held seven meetings.

  Nominating and Corporate Governance Committee

        Dr. Nashat and Dr. Rastetter currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Rastetter. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  developing and recommending to the Board of Directors criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

  •
  identifying individuals qualified to become members of the Board of Directors;

  •
  recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the Board of Directors a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the Board of Directors and management.

        During 2013, the Nominating and Corporate Governance Committee did not hold any meetings.

Board Leadership

        The positions of our Chairman of the Board and Chief Executive Officer are presently separated at Fate. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as our Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.

        While our bylaws and corporate governance guidelines do not require that our Chairman of the Board and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated Chairman of the Board and Chief Executive Officer positions are augmented by the independence of six of our eight directors, and our three entirely independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the Chief Executive Officer or other executives present. The independent directors met four times in 2013 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.

Director Nominations

        The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria annually and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends has the highest personal and professional integrity, demonstrates exceptional ability and judgment and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

        In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

  •
  a majority of our Board is "independent" in accordance with Nasdaq standards;

  •
  each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

  •
  at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an "Audit Committee financial expert" as defined by the rules of the SEC.

        In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board select persons for nomination:

  •
  whether a nominee has direct experience in the pharmaceuticals industry or in the markets in which the Company operates; and

  •
  whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

        Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

        The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-employee directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

        If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm's fees and other retention terms.

        Each nominee for election as director at the 2014 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2014 Annual Meeting.

        Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our bylaws. A stockholder's notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder's notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder's notice must include the following information for the person making the nomination:

  •
  name and address;

  •
  the class and number of shares of the Company owned beneficially or of record;

  •
  disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

  •
  any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

  •
  any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

  •
  any rights to dividends on the shares that are separate from the underlying shares;

  •
  any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

  •
  a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

  •
  a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

  •
  any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

        With respect to proposed director nominees, the stockholder's notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        For matters other than the election of directors, the stockholder's notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

        The stockholder's notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

        The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee's independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

        Stockholders may send correspondence to the Board of Directors c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Such items may not be forwarded to the Board or individual Board member, but will be made available to any non-management director upon request. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (www.fatetherapeutics.com) and selecting the "Investors & Media" tab.

Director Attendance at Annual Meetings

        Directors are encouraged to attend the Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is, or has at any time during the past fiscal year been, an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers serve, or in the past fiscal year, have served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

        In August 2013, our Board of Directors adopted a non-employee director compensation policy, which became effective upon the completion of our initial public offering in October 2013, that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. In April 2014, our Board of Directors adopted amendments to the policy with respect to the equity component of compensation to our non-employee directors. Under this policy, as amended to date, all non-employee directors are paid cash compensation for service on the Board of Directors and committees of the Board of Directors as set forth below, prorated based on days of service during a calendar year.

Board of Directors	Annual Retainer
All non-employee members	$35,000
Additional retainer for Chairperson	$35,000
Audit Committee:
Chairperson	$15,000
Non-Chairperson members	$7,500
Compensation Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000
Nominating and Corporate Governance Committee:
Chairperson	$7,000
Non-Chairperson members	$3,500

        In addition, under the policy, each new non-employee director who is initially appointed or elected to our Board of Directors will receive an option grant to purchase up to 20,000 shares of common stock, which will vest in equal annual installments during the three years following the grant date, subject to the director's continued service on our Board of Directors. Thereafter, on the date of each annual meeting of stockholders, each continuing non-employee director will be eligible to receive an annual option grant to purchase up to 10,000 shares of common stock, which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. All of the foregoing options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant.

        We have agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.

  Director Compensation Table—2013

        The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2013. Dr. Weyer does not receive compensation for service on the Board of Directors and the compensation paid to Dr. Weyer as an employee of the Company is set forth under the heading "Compensation of Executive Officers—Summary Compensation Table" below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
William H. Rastetter, Ph.D.(Chairman)(2)	$21,125	$28,746	—	$49,871
John D. Mendlein, Ph.D., J.D.(3)	$8,750	$28,746	$15,542	$53,038
Timothy P. Coughlin(4)	$13,750	$136,148	—	$149,898
Mark J. Enyedy(5)	$13,125	—	—	$13,125
Amir Nashat, Sc.D.	$9,375	—	—	$9,375
Robert T. Nelsen	$10,000	—	—	$10,000
Bryan E. Roberts, Ph.D.(6)	—	—	—	—
Carl Weissman(7)	—	—	—	—
Robert S. Epstein, M.D., M.S.(8)	—	—	—	—

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2013 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions ("ASC 718"). Assumptions used in the calculation of these amounts are included in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These amounts do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
Dr. Rastetter held stock options to purchase an aggregate of 28,461 shares of common stock as of December 31, 2013.

(3)
Fees earned in cash by Dr. Mendlein in 2013 consist of (i) $15,542 in fees paid pursuant to a consulting agreement with Dr. Mendlein unrelated to his service as a director and (ii) $8,750 in fees paid to Dr. Mendlein in connection with his service as a director. Dr. Mendlein held stock options to purchase an aggregate of 60,023 shares of common stock as of December 31, 2013.

(4)
Mr. Coughlin held stock options to purchase an aggregate of 23,076 shares of common stock as of December 31, 2013.

(5)
Mr. Enyedy held stock options to purchase an aggregate of 30,769 shares of common stock as of December 31, 2013.

(6)
Dr. Roberts resigned from the Board of Directors in August 2013.

(7)
Mr. Weissman resigned from the Board of Directors in August 2013.

(8)
Dr. Epstein was appointed to the Board of Directors in March 2014 and did not receive any compensation from the Company in 2013.

Required Vote

        The nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as director to serve until the 2017 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL 2

RATIFICATION OF AUDITORS

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for 2014. Representatives of Ernst & Young LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

        The Company's organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Our Board, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Ernst & Young LLP as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Ernst & Young LLP.

        The following table shows information about fees billed to the Company by Ernst & Young LLP for the fiscal years ended December 31, 2013 and 2012:

Fees billed by Ernst & Young LLP	2013	2012
Audit Fees(1)	$1,017,020	$60,047
Audit Related Fees	—	—
Tax Fees	$13,000	$13,000
All Other Fees	—	—

Total	$1,030,020	$73,047

(1)
Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including filing our registration statement on Form S-1 for our initial public offering.

Audit Committee Pre-Approval Policies

        The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company's independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Ernst & Young LLP during fiscal year 2013 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above, and all audit-related fees, tax fees and other fees during the fiscal year 2012 were approved by the Audit Committee.

Required Vote

        The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

 EXECUTIVE OFFICERS

        The names of the executive officers of the Company, their ages as of March 1, 2014, and certain other information about them are set forth below (unless set forth elsewhere in this proxy statement).

Name	Age	Position
Christian Weyer, M.D., M.A.S.	44	President, Chief Executive Officer and Director
J. Scott Wolchko	43	Chief Financial Officer and Chief Operating Officer
Pratik S. Multani, M.D., M.S.	47	Chief Medical Officer
Daniel D. Shoemaker, Ph.D.	46	Chief Technology Officer
Peter Flynn, Ph.D.	40	Senior Vice President, Early Program Development

        The biographies of our executive officers, other than Dr. Weyer, whose biography is set forth above, appear below.

        J. Scott Wolchko has served as our Chief Financial Officer since the commencement of our operations in September 2007 and as our Chief Operating Officer since February 2013. Mr. Wolchko began his career in 1994 as an investment banker with Morgan Stanley & Co., serving in the firm's New York City and Menlo Park, California offices. As a member of the firm's Investment Banking Health Care Group, he assisted emerging growth companies in the life sciences sector complete capital-raising and M&A transactions. Prior to joining us, from July 2001 to September 2007, Mr. Wolchko served as the Chief Financial Officer of Bocada, Inc., an enterprise software company that specializes in data protection management. Mr. Wolchko holds an M.S. in biochemical engineering from the University of Virginia, and a B.S. in biomedical engineering from the University of Vermont.

        Pratik S. Multani, M.D., M.S. has served as our Chief Medical Officer since May 2013 and was previously our Senior Vice President of Clinical Development from May 2011 to May 2013, and Vice President of Clinical Development from April 2009 to May 2011. Prior to that, Dr. Multani was Vice President of Clinical Development at Kalypsys, Inc., a pharmaceutical company, from August 2007 to March 2009, where he advanced the development of multiple compounds in the therapeutic areas of pain and inflammation and metabolic diseases. From 2005 to 2007, he served as Senior Vice President of Clinical Development and then Chief Medical Officer at Kanisa Pharmaceuticals, an oncology-focused pharmaceutical company. From 1999 to 2004, Dr. Multani advanced from Associate Director of Oncology and Hematology to Senior Director of Medical Research at Biogen-Idec. Dr. Multani holds an M.S. in epidemiology from Harvard School of Public Health, an M.D. from Harvard Medical School and a B.S. in chemistry and biology from Yale University. He completed his Internal Medicine residency at the Massachusetts General Hospital followed by a medical oncology fellowship at the Dana Farber/Partners joint program, after which he was a member of the transplant unit at Massachusetts General Hospital.

        Daniel D. Shoemaker, Ph.D. has served as our Chief Technology Officer since February 2009 and leads our drug discovery efforts. From 2003 to 2009, Dr. Shoemaker was Chief Scientific Officer of ICxBiosystems, a biotechnology firm that develops advanced detection technologies for use in biodefense, cancer and prenatal diagnostics. From 2003 to 2005, he was Chief Scientific Officer of GHC Technologies, a biotechnology company. From 1998 to 2003, Dr. Shoemaker held several positions at Merck Research Laboratories, including Director of Target Discovery, Senior Director at Rosetta Inpharmatics and research fellow in the Department of Molecular Neurosciences, where his main focus was on target identification and biomarker discovery. Dr. Shoemaker received his Ph.D. in biochemistry from Stanford University and his B.S. in biochemistry from the University of California, Santa Barbara.

        Peter Flynn, Ph.D. has served as our Senior Vice President, Early Program Development since February 2013 and was previously our Vice President of Biologic Therapeutics and iPSC Technology from May 2011 to February 2013. From May 2009 to May 2011, he served as our Senior Director of

Protein Discovery. Prior to joining us, from January 2007 to May 2009, he was Vice President of Research for Ren Pharmaceuticals, a renal and cardio-renal therapeutics company. Prior to Ren, from March 2001 to January 2007, Dr. Flynn was Director of Biochemistry Research at KaloBios Pharmaceuticals, an antibody therapeutics company. Prior to the formation of KaloBios, Dr. Flynn was a researcher at UCSF Comprehensive Cancer Center. He holds a Ph.D. from the ICRF London (Cancer Research UK) and a B.Sc. in molecular biology from University College London.

 COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table presents information regarding the total compensation earned by each individual who served as our chief executive officer at any time during the fiscal year ended December 31, 2013 and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2013. We refer to these officers in this proxy statement as our named executive officers.

Name and Principal Position as of December 31, 2013	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Christian Weyer, M.D., M.A.S.	2013	350,000	—	153,125	—	503,125
President, Chief Executive	2012	74,038	677,486	—	—	751,524
Officer and Director
J. Scott Wolchko	2013	256,000	145,189	64,512	—	465,701
Chief Financial Officer and	2012	241,000	96,092	—	—	337,092
Chief Operating Officer
Pratik S. Multani, M.D., M.S.	2013	318,000	145,189	66,780	—	529,969
Chief Medical Officer	2012	313,000	102,334	—	—	415,334

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2013 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
Amounts represent annual cash performance bonus awards paid in 2014 for performance in the year ended December 31, 2013. The amounts of these awards were determined based upon the achievement of performance metrics related to the Company's corporate development and financing, the optimization of the Company's ProHema product candidate in connection with Phase 2 clinical development and the advancement of the Company's preclinical programs in lysosomal storage disorders and muscular dystrophy. Pursuant to the terms of Dr. Weyer's employment agreement with the Company, the Board and the Compensation Committee considered his employment for a portion of calendar year 2012 in determining the amount of his bonus for 2013.

        Cash Bonuses.    In January 2014, the Board of Directors adopted the Company's Senior Executive Cash Incentive Bonus Plan (the "Bonus Plan"), which applies to certain key executives (the "Executives"), that are recommended by the Compensation Committee and selected by the Board of Directors. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee and related to financial and operational metrics with respect to the Company or any of its subsidiaries (the "Performance Goals"), which may include, among others, expense levels; business development and financing milestones; total shareholder return; changes in the market price of the Company's common stock; sales or revenue, developmental, clinical or regulatory milestones; acquisitions or strategic transactions; cash flow productivity; clinical trial results; publications; and working capital. Any bonuses paid under the Bonus Plan will be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Executive. No bonuses will be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Compensation Committee may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Executives under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.

        Equity Incentive Compensation.    We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also have historically granted stock options on an annual basis as part of annual performance reviews of our employees.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information with respect to outstanding option awards as of December 31, 2013 with respect to our named executive officers. Our named executive officers did not hold any unvested stock awards as of December 31, 2013.

	Option Awards
Name	Number of Securities underlying Unexercised Options (#) Exercisable		Number of Securities underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Christian Weyer, M.D., M.A.S.	—		218,097	(1)	1.37	10/9/2022
	85,470	(2)	207,570	(2)	1.37	10/9/2022
	143,154	(2)(3)	—		1.37	10/9/2022
Pratik S. Multani, M.D., M.S.	25,961	(3)(4)	—		0.52	5/11/2019
	28,182	(5)	15,456	(5)	1.63	2/8/2022
	1,866	(6)	20,534	(6)	1.63	2/8/2022
	7,187	(7)	13,107	(7)	1.37	7/23/2022
	256	(8)	24,359	(8)	7.87	8/11/2023
J. Scott Wolchko	22,328	(5)	12,245	(5)	1.63	2/8/2022
	2,200	(6)	24,200	(6)	1.63	2/8/2022
	7,187	(7)	13,107	(7)	1.37	7/23/2022
	256	(8)	24,359	(8)	7.87	8/11/2023

(1)
25% of the shares underlying this option will vest monthly over two years commencing on the earlier of a change of control or transaction milestone, subject to acceleration if Dr. Weyer is terminated without cause or resigns for good reason at any time after such change of control or transaction milestone. The remaining shares underlying this option are subject to performance-based vesting, where 25% of the shares underlying the option will vest upon the achievement of an exit value (as defined in the applicable stock option agreement) of at least $19.50, an additional 25% of the shares will vest upon the achievement of an exit value of at least $32.50 and an additional 25% of the shares will vest upon the achievement of an exit value of at least $45.50.

(2)
25% of the shares underlying this option vested on October 8, 2013, with the remainder of the shares vesting in equal monthly installments over the following three years through October 8, 2016. The vesting of 50% of the then-unvested shares will accelerate upon a change of control, and the vesting of all remaining unvested shares will accelerate if Dr. Weyer is terminated without cause or resigns for good reason at any time after such change of control.

(3)
This option contains an early exercise feature subject to the Company's right of repurchase.

(4)
This option was fully vested as of December 31, 2013.

(5)
25% of the shares underlying this option vested on May 30, 2012, with the remainder of the shares vesting in equal monthly installments over the following three years through May 30, 2015. The vesting of 50% of the then-unvested shares will accelerate upon a change of control, and the vesting of all remaining unvested shares will accelerate if the option holder is terminated without cause or resigns for good reason at any time after such change of control.

(6)
The shares underlying this option vest in equal monthly installments over two years from October 4, 2013 through October 4, 2015.

(7)
The shares underlying this option vest in equal monthly installments over four years from July 3, 2012 through July 3, 2016. The vesting of 50% of the then-unvested shares will accelerate upon a change of control, and the vesting of all remaining unvested shares will accelerate if the option holder is terminated without cause or resigns for good reason at any time after such change of control.

(8)
25% of the shares underlying this option vest in equal monthly installments over four years from October 4, 2013 through October 4, 2017, and the remaining 75% of the shares underlying this option are divided into five equal parts, each of which will vest monthly over a two-year period following our achievement of a specified clinical, development or operational milestone.

  401(k) Savings Plan and Other Benefits

        We have established a 401(k) plan to allow our employees to save on a tax-favorable basis for their retirement. We do not match any contributions made by any employees, including our named executive officers, pursuant to the plan. We also pay, on behalf of our employees, the premiums for health, life and disability insurance.

Employment Arrangements with Our Named Executive Officers

        We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into written employment agreements with each our of named executive officers that, while at-will, contain certain change in control and severance provisions. A summary of such provisions is below.

  Christian Weyer, M.D., M.A.S.

        Dr. Weyer entered into an at-will employment agreement with us on October 2, 2012 and commenced employment with us on October 8, 2012. Beginning with the calendar year 2013, Dr. Weyer is considered annually for a bonus target of up to 50% of his then-current base salary, as determined by the Board of Directors or the Compensation Committee. Pursuant to the terms of his employment agreement, the bonus awarded to Dr. Weyer for calendar year 2013 also took into account his employment for the portion of calendar year 2012 during which he was employed with us.

  Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

        Dr. Weyer's employment is at will. In the event of termination for good reason or without cause, Dr. Weyer will be entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on behalf of the Company prior to any such termination and not yet reimbursed, (iii) continuation of his base salary for a period of twelve months after the effective date of termination, provided that such payments will be reduced dollar-for-dollar by any amounts received from employment or self-employment during the severance period if such termination occurs before a change of control, and (iv) to the extent authorized by and consistent with COBRA, continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by the Company and Dr. Weyer until the earlier of (x) twelve months after termination and (y) the date Dr. Weyer becomes eligible for benefits through another employer or otherwise becomes ineligible for COBRA. Entitlement to the benefits set forth in each of (iii) and (iv) above are subject to the execution and non-revocation of a separation agreement, including a release of claims against the

Company and related persons and entities, resignation from any and all positions with the Company and our affiliates and return of all Company property.

        In addition, (i) in the event of a change of control, 50% of any unvested shares underlying options subject to time-based vesting granted pursuant to the terms of Dr. Weyer's employment agreement shall vest immediately prior to such change of control and (ii) in the event that Dr. Weyer's employment is terminated without cause or for good reason at any time following a change of control, all unvested shares underlying options subject to time-based vesting granted pursuant to the terms of Dr. Weyer's employment agreement shall immediately vest. In the event that Dr. Weyer's employment is terminated without cause or for good reason at any time after the earlier to occur of the "transaction milestone" (as defined in Dr. Weyer's employment agreement) or a change of control, all unvested shares underlying the option that is subject to vesting upon a transaction milestone or change of control granted pursuant to the terms of Dr. Weyer's employment agreement shall immediately vest. Any portion of the options granted to Dr. Weyer pursuant to the terms of his employment agreement that is (i) unvested but eligible for continued or accelerated vesting and (ii) not assumed or substituted on substantially the same terms by the acquirer in connection with such change of control, will be converted into the right to receive the consideration payable to holders of common stock of the Company in connection with such change of control, which right will be subject to the vesting and acceleration provisions applicable to such option. Upon the closing of a change of control, Dr. Weyer's performance-based option will terminate with respect to the number of performance-based option shares for which each applicable exit value is not achievable.

        Under Dr. Weyer's employment agreement, the terms below are generally defined as follows:

          "cause" means: (i) embezzlement, misappropriation of material assets or property of the Company; (ii) the conviction of, or plea of guilty or no contest to a felony or a crime involving moral turpitude, theft or securities laws violations; (iii) ongoing and repeated failure or refusal to perform or neglect of the employee's lawful duties and responsibilities to the Company, which continues after receiving written notice from the Board of Directors and which has not been cured within 30 days of such notice; or (iv) the employee's uncured breach of the employment agreement or related agreements with the Company, which breach, if capable of being cured, is not cured within 30 days of receipt of written notice thereof or within the applicable notice and cure periods, if any, provided in the applicable agreement;

          "change of control" means (i) the liquidation, dissolution or winding up of the Company; (ii) the acquisition of the Company by means of any transaction or series of related transactions in which the Company's stockholders immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity; or (iii) the sale, conveyance or other disposal of all or substantially all of the property or business of the Company; provided that a change of control will not include (x) a merger or consolidation with a wholly-owned subsidiary of the Company, (y) a merger effected exclusively for the purpose of changing the domicile of the Company or (z) any transaction or series of related transactions principally for bona fide equity financing purposes in which the Company is the surviving corporation; and

          "good reason" means that the employee has complied with the appropriate notice procedures following the occurrence of any of the following without the employee's express prior written consent: (i) the material diminution in the employee's responsibilities, authority and function; (ii) a material reduction in the employee's base salary that is not pursuant to a salary reduction program affecting substantially all senior level employees of the Company that does not affect the employee to a greater extent than other similarly situated employees; or (iii) a change in the employee's workplace location of more than 50 miles except for required travel on Company business.

  J. Scott Wolchko

        Mr. Wolchko entered into an at-will employment agreement and commenced employment with us on September 17, 2007. The employment agreement was amended on November 11, 2008.

  Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

        In the event that, within twelve months of a change of control, Mr. Wolchko is terminated involuntarily without cause or for good reason, Mr. Wolchko shall be entitled to receive a cash severance payment equal to six months of his then-current annual base salary and shall be reimbursed for six months of COBRA benefits, subject to the execution and non-revocation of a release agreement.

        Under Mr. Wolchko's employment agreement, the terms below are generally defined as follows:

          "cause" means, among other things, the occurrence of any of the following, as determined by the Board: (i) conviction of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted fraud against the Company; or (iii) material violation of any contract or agreement between the employee and the Company or any statutory duty owed to the Company, unless such violation is cured to the reasonable satisfaction of the Company within 10 days after delivery to the employee of written notice specifying such violation;

          "change of control" means (i) the consummation of a merger or consolidation of the Company with any other corporation which results in the voting securities of the Company outstanding immediately prior thereto failing to represent more than 50% of the total voting power represented by the voting securities of the surviving entity after such transaction or (ii) the sale or disposition by the Company of all or substantially all of the Company's assets; and

          "good reason" means that the employee has complied with the appropriate notice process following the occurrence of any of the following events: (i) a reduction by 15 or greater percent of the employee's then-current base salary (unless the base salary of all senior management is similarly reduced); (ii) a material reduction in the employee's kind or level of employee benefits with the result that the employee's overall benefits package is significantly reduced (unless the benefits of all senior management are similarly reduced); or (iii) the employee's relocation to a facility or a location more than 50 miles from the Company's headquarters.

  Pratik S. Multani, M.D., M.S.

        Dr. Multani entered into an at-will employment agreement with us on March 23, 2009 and commenced employment with us on April 20, 2009. Dr. Multani will be considered annually for a bonus target of up to 30% of his then-current base salary, subject to achievement of reasonably attainable performance goals and milestones as agreed between Dr. Multani and our Chief Executive Officer.

  Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

        In the event that within twelve months following a change of control, Dr. Multani's employment is terminated involuntarily without cause or for good reason, Dr. Multani shall be entitled to receive a cash severance payment equal to six months of his then-current annual base salary and reimbursement for six months of COBRA benefits, subject to the execution and non-revocation of a release agreement.

        Under Dr. Multani's employment agreement, the terms below are generally defined as follows:

          "cause" means, among other things, the occurrence of any of the following, as determined by the Board: (i) conviction of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted fraud against the Company; or (iii) material violation of any contract or agreement between the employee and the

  Company or any statutory duty owed to the Company, unless such violation is cured to the reasonable satisfaction of the Company within 10 days after delivery to the employee of written notice specifying such violation;

          "change of control" means (i) the liquidation, dissolution or winding up of the Company; (ii) the acquisition of the Company by means of any transaction or series of related transactions where the stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving or acquiring entity or (iii) the sale, conveyance or other disposal of substantially all the business or property of the Company; and "good reason" means that the employee has complied with the appropriate notice process following the occurrence of any of the following events: (i) a reduction by 15 or greater percent of the employee's then-current base salary (unless the base salary of all senior management is similarly reduced); (ii) a material reduction by the Company or any successor thereof in the employee's kind or level of employee benefits with the result that the employee's overall benefits package is significantly reduced (unless the benefits of all senior management are similarly reduced); or (iii) the employee's relocation to a facility or a location more than 50 miles from the Company's headquarters.

Securities Authorized for Issuance under Equity Compensation Plans

        The table below sets forth information regarding our equity compensation plans in effect as of December 31, 2013:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders: 2007 Equity Incentive Plan and 2013 Stock Option and Incentive Plan(1)	1,726,991	$2.30	1,003,526
Equity compensation plans not approved by security holders:	—	—	—
Total	1,726,991	$2.30	1,003,526

(1)
The number of shares of stock available for issuance under the 2013 Stock Option and Incentive Plan will be automatically increased each January 1, beginning on January 1, 2014, by 4% of the outstanding number of shares of the Company's common stock on the immediately preceding December 31 or such lesser number as determined by the compensation committee of the Company's Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than the compensation agreements and other arrangements described under "Compensation of Executive Officers" and the transactions described below, since the beginning of the fiscal year ended December 31, 2013, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

  2013 Convertible Note Financings

        In June and July 2013, we issued convertible promissory notes in an aggregate principal amount of $3.7 million to certain existing stockholders (the "2013 Notes"). The terms of these convertible promissory notes are further described in our Registration Statement on Form S-1/A filed on September 30, 2013 under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—2013 Convertible Note Financings."

        The following table summarizes the participation in our June and July 2013 convertible note financing by holders of five percent or more of our voting securities:

Name of Investor	Principal Amount of Notes Purchased	Number of Shares of Common Stock Issuable upon Conversion of Notes(1)
ARCH Venture Fund VI, L.P.	$766,403	128,447
OVP Venture Partners VII, L.P.	$695,885	116,629
OVP VII Entrepreneurs Fund, L.P.	$4,905	822
Polaris Venture Partners Entrepreneurs' Fund V, L.P.	$14,413	2,415
Polaris Venture Partners Founders' Fund V, L.P.	$5,066	849
Polaris Venture Partners Special Founders' Fund V, L.P.	$7,396	1,239
Polaris Venture Partners V, L.P.	$739,528	123,943
Venrock Associates V, L.P.	$691,526	115,898
Venrock Entrepreneurs Fund V, L.P.	$16,248	2,723
Venrock Partners V, L.P.	$58,630	9,826

(1)
The number of shares of common stock issued upon conversion of our 2013 Notes was determined based on our initial public offering price of $6.00 per share.

        All of the notes set forth in the table above were purchased in June 2013.

  Participation in Initial Public Offering

        In October 2013, certain holders of five percent or more of our voting securities and stockholders who are affiliated with certain of our directors purchased an aggregate of 2,499,999 shares of our common stock in our initial public offering at the initial public offering price of $6.00 per share as follows:

Beneficial Owner	Shares Purchased in Offering
ARCH Venture Fund VI, L.P.	833,333
Entities affiliated with Polaris Venture Partners	833,333
Entities affiliated with Venrock	833,333

        In addition, William Rastetter and John Mendlein, members of our Board of Directors, purchased 83,333 and 16,667 shares of common stock, respectively, in our initial public offering at the initial public offering price.

  Indemnification Agreements

        We have entered into indemnification agreements with or have contractual obligations to provide indemnification to each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys' fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person's status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

  Restricted Stock and Stock Option Awards

        For information regarding stock option awards and other equity incentive awards granted to our named executive officers and directors, see "Election of Directors—Director Compensation" and "Compensation of Executive Officers."

  Registration Rights

        We and certain holders of five percent or more of our voting securities have entered into an investor rights agreement pursuant to which these stockholders have, among other things, registration rights under the Securities Act, with respect to common stock that they hold. See our Registration Statement on Form S-1/A filed September 30, 2013 under "Description of Capital Stock—Registration Rights" for a further description of the terms of these agreements.

Procedures for Approval of Related Person Transactions

        The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of April 7, 2014.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after April 7, 2014, but excludes unvested stock options. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 7, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Shares beneficially owned include restricted shares of common stock acquired upon any early exercise of stock options granted under our 2007 Equity Incentive Plan.

        Percentage ownership calculations for beneficial ownership for each person or entity are based on 20,483,413 shares outstanding as of April 7, 2014.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned as of April 7, 2014	Number of Stock Options Exercisable Within 60 Days of April 7, 2014	Total	Percentage of Class
5% or Greater Stockholders:
ARCH Venture Fund VI, L.P.(2)	2,473,188	—	2,473,188	12.07%
Entities affiliated with Polaris Venture Partners(3)	2,473,186	—	2,473,186	12.07%
Entities affiliated with Venrock Associates(4)	2,473,187	—	2,473,187	12.07%
Entities affiliated with OVP Venture Partners(5)	1,499,467	—	1,499,467	7.32%
FMR LLC(6)	3,053,573	—	3,053,573	14.91%
Wellington Management Company, LLC(7)	1,197,200	—	1,197,200	5.84%
All 5% Stockholders as a group	13,169,801	—	13,169,801	64.29%
Named Executive Officers and Directors:
Christian Weyer, M.D., M.A.S.(8).	—	265,815	265,815	1.28%
J. Scott Wolchko.	23,888	50,782	74,670	*
Pratik Multani, M.D., M.S.	—	91,070	91,070	*
William H. Rastetter, Ph.D.(9).	201,693	—	201,693	*
John D. Mendlein, Ph.D.(10)	156,774	31,562	188,336	*
Timothy P. Coughlin	—	—	—	*
Mark Enyedy	—	14,102	14,102	*
Robert S. Epstein	—	1,111	1,111	*
Amir Nashat, Sc.D.(3).	2,473,186	—	2,473,186	12.07%
Robert T. Nelsen(2)	2,473,188	—	2,473,188	12.07%
All executive officers and directors as a group (12 persons)(11)	5,361,422	570,143	5,931,565	28.17%

*
Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Fate Therapeutics, Inc., 3535 General Atomics Court, Suite 200, San Diego, CA 92121.

(2)
Based on Schedule 13D filed on October 15, 2013, the ownership of ARCH Venture Fund VI, L.P. ("ARCH Fund VI") consists of an aggregate of 2,473,188 shares of common stock. The sole general partner of ARCH Fund VI is ARCH Venture Partners VI, L.P. ("ARCH Partners VI"), which may be deemed to beneficially own the shares held by ARCH Fund VI. The sole general partner of ARCH Partners VI is ARCH Venture Partners VI, LLC ("ARCH VI LLC"), which may be deemed to beneficially own the shares held by ARCH Fund VI. The managing directors of ARCH VI LLC are Keith Crandell, Clinton Bybee and Robert Nelsen, and they may be deemed to beneficially own the shares held by ARCH Fund VI. The mailing address of the beneficial owner is 8725 West Higgins Road, Suite 290, Chicago, IL 60631.

(3)
Based on Schedule 13D filed on October 11, 2013 and consists of: (i) an aggregate of 2,386,464 shares of common stock held by Polaris Venture Partners V, L.P. ("Polaris Ventures"), (ii) an aggregate of 46,511 shares of common stock held by Polaris Venture Partners Enterpreneurs' Fund V, L.P. ("Polaris Entrepreneurs' Fund"), (iii) an aggregate of 16,347 shares of common stock held by Polaris Venture Partners Founders' Fund V, L.P. ("Polaris Founders' Fund") and (iv) an aggregate of 23,864 shares of common stock held by Polaris Venture Partners Special Founders' Fund V, L.P. ("Polaris Special Founders' Fund"). Each of the funds has sole voting and investment power with respect to the shares held by such funds. The general partner of Polaris Ventures, Polaris Entrepreneurs' Fund, Polaris Founders' Fund and Polaris Special Founders' Fund is Polaris Venture Management Co. V, LLC ("Polaris Management"), and Polaris Management may be deemed to have sole voting and investment power over such shares. Director Amir Nashat is one of six members of Polaris Management. He has shared voting and investment power over such shares and may be deemed the indirect beneficial owner of such shares. The members of North Star Venture Management 2010 LLC are also members of Polaris Management, and as members of the general partner, they may be deemed to share voting and investment power over such shares. The mailing address of the beneficial owner is 1000 Winter Street, Suite 3350, Waltham, MA 02451.

(4)
Based on Schedule 13D filed on October 11, 2013 and consists of: (i) an aggregate of 2,231,558 shares of common stock held by Venrock Associates V, L.P. ("Venrock Associates"), (ii) an aggregate of 189,198 shares of common stock held by Venrock Partners V, L.P. ("Venrock Partners") and (iii) an aggregate of 52,431 shares of common stock held by Venrock Entrepreneurs Fund V, L.P. ("Venrock Entrepreneurs"). The sole general partner of Venrock Associates is Venrock Management V, LLC ("Venrock Management V"). The sole general partner of Venrock Partners is Venrock Partners Management V, LLC ("Venrock Partners Management V"). The sole general partner of Venrock Entrepreneurs is VEF Management V, LLC ("VEF"). Director William H. Rastetter, Ph.D. was formerly a partner of Venrock Associates, but does not have voting or investment control over the shares held by the Venrock entities. The mailing address of the beneficial owner is 3340 Hillview Avenue, Palo Alto, CA 94304.

(5)
Based on Form 4 filed October 17, 2013, consists of: (i) an aggregate of 1,488,971 shares of common stock held by OVP Venture Partners VII, L.P. (" OVP Venture Partners") and (ii) an aggregate of 10,496 shares of common stock held by OVP VII Entrepreneurs Funds, L.P. ("OVP Entrepreneurs Fund"). The sole general partner of OVP Venture Partners is OVMC VII, LLC ("OVMC"). The sole general partner of OVP Entrepreneurs Fund is OVMC VII, LLC ("OVMC"). The mailing address of the beneficial owner is 1616 Eastlake Ave. E., Suite 208, Seattle, WA 98102.

(6)
Based on Schedule 13G filed on November 12, 2013 and consists of: (i) an aggregate of 1,526,787 shares of common stock held by Fidelity Growth Company Fund ("Fidelity Growth"), (ii) an aggregate of 1,381,284 shares of common stock held by Fidelity Select Portfolios: Biotechnology Portfolio ("Fidelity Biotechnology") and (iii) an aggregate of 145,502 shares of common stock held by Fidelity Advisor Series VII: Fidelity Advisory Biotechnology Fund ("Fidelity Advisor"). Fidelity SelectCo, LLC ("SelectCo") is investment adviser to Fidelity Biotechnology and Fidelity Advisor and beneficial owner of their shares. Fidelity Investment Management & Research Company is investment adviser to Fidelity Growth and beneficial owner of Fidelity Growth's shares. FMR LLC and Edward C. Johnson 3d control Fidelity Growth and SelectCo and may be deemed to beneficially own their shares. Members of the family of Edward C. Johnson 3d are the predominant owners of FMR LLC and may be deemed to form a controlling group with respect to FMR LLC. The mailing address of the beneficial owner is 245 Summer Street, Boston, MA 02210.

(7)
Based on Schedule 13G filed on February 14, 2014 and consists of 1,197,200 shares of common stock held by clients of Wellington Management Company, LLP ("Wellington"). Wellington may be deemed to beneficially own these shares in its capacity as investment adviser. The address of the beneficial owner is 280 Congress Street, Boston, MA 02210.

(8)
Of the 265,815 options to purchase shares of common stock that are exercisable within 60 days of April 7, 2014 owned of record by Dr. Weyer, 92,454 shares, if exercised, would be subject to the Company's right of repurchase as of April 7, 2014.

(9)
Consists of (i) 83,333 shares of common stock held by The Investment 2002 Trust dated November 11, 2001 (the "Investment Trust") and (ii) 118,360 shares of common stock held by The Rastetter Family Trust, dated September 2, 2010 (the "Rastetter Family Trust"), 49,340 shares of which are subject to the Company's right of repurchase as of April 7, 2014. William Rastetter is the sole trustee of the Investment Trust and has sole dispositive power over the shares held by this entity. William Rastetter and Marisa Gard Rastetter, as co-trustees of the Rastetter Family Trust, share dispositive power over the shares held by this entity.

(10)
Of the 156,744 shares of common stock owned of record by Dr. Mendlein, 35,026 shares are subject to the Company's right of repurchase as of April 7, 2014; of the 31,562 options to purchase shares of common stock that are exercisable within 60 days of April 7, 2014 owned of record by Dr. Mendlein, 15,781 shares, if exercised, would be subject to the Company's right of repurchase as of April 7, 2014.

(11)
Includes the number of shares beneficially owned by the named executive officers and directors listed in the above table, as well as (i) 6,731 shares of common stock owned of record by Peter Flynn, our Senior Vice President, Early Program Development, (ii) options to purchase 60,548 shares of common stock that are exercisable within 60 days of April 7, 2014 held by Dr. Flynn, (iii) 25,962 shares of common stock owned of record by Daniel D. Shoemaker, our Chief Technology Officer, and (iv) options to purchase 55,153 shares of common stock that are exercisable within 60 days of April 7, 2014 held by Dr. Shoemaker.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

        To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2013.

        The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company's filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors (the "Audit Committee") has furnished this report concerning the independent audit of the Company's financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company's website at http://www.fatetherapeutics.com.

        The Audit Committee's responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function and the independent registered public accounting firm.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's financial statements for the fiscal year ended December 31, 2013 with the Company's management and Ernst & Young LLP. In addition, the Audit Committee has discussed with Ernst & Young LLP, with and without management present, their evaluation of the Company's internal accounting controls and overall quality of the Company's financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report for the fiscal year ended December 31, 2013.

        The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.

AUDIT COMMITTEE
TIMOTHY COUGHLIN, CHAIRMAN MARK J. ENYEDY WILLIAM H. RASTETTER, PH.D.

 HOUSEHOLDING OF PROXY MATERIALS

        We have made available a procedure approved by the SEC known as "householding." This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

        Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

        If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of American Stock Transfer & Trust Company, LLC ("AST"), at One Embarcadero Center, Suite 530, San Francisco, CA 94111.

        Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting AST as outlined above.

Street Name Holders

        Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

 OTHER MATTERS

        We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

        Accompanying this proxy statement is our Annual Report for the fiscal year ended December 31, 2013. Copies of our Annual Report for the fiscal year ended December 31, 2013 are available free of charge on our website at www.fatetherapeutics.com or you can request a copy free of charge by calling Investor Relations at (858) 875-1800 or sending an e-mail request to Investor Relations by accessing our website (www.fatetherapeutics.com), selecting the "Investors & Media" tab and then selecting "Contact Us." Please include your contact information with the request.

By Order of the Board of Directors
Fate Therapeutics, Inc. Sincerely,
Christian Weyer, M.D., M.A.S. President and Chief Executive Officer
San Diego, California April 25, 2014

ANNUAL MEETING OF STOCKHOLDERS  OF

FATE THERAPEUTICS, INC.

June 6, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/18615/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided .

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of two class I directors:			2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.	FOR	AGAINST	ABSTAIN
				☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	Robert S. Epstein, M.D., M.S.	3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
John D. Mendlein, Ph.D., J.D.

☐	WITHHOLD AUTHORITY

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2.

FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FATE THERAPEUTICS

Proxy for Annual Meeting of Stockholders on June 6, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Christian Weyer and J. Scott Wolchko as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Fate Therapeutics,  Inc. held of record  by the undersigned  at the close  of business  of April  18, 2014 at the Annual Meeting of Stockholders to be held June 6, 2014 at 9:00 a.m. Pacific Time  at 3535  General Atomics  Court,  Suite  200, San Diego,  California  92121,  and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS  OF

FATE THERAPEUTICS, INC.

June 6, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and  follow the instructions.  Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent  makes  it  easy  to  go  paperless.  With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18615/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

			FOR	AGAINST	ABSTAIN
1. Election of two class I directors:		2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.
FOR ALL NOMINEES	NOMINEES: Robert S. Epstein, M.D., M.S.

3.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2.

John D. Mendlein, Ph.D., J.D.
WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.